Exhibit 99.1

QHSLab, Inc.
Empowering Physicians, Transforming Healthcare
December 16, 2024

Dear Shareholders,

In light of recent inquiries from interested potential investors, I wanted to address some important questions about our business model and revenue generation and provide you with the responses given to these individuals. These inquiries highlight the growing interest in QHSLab’s potential, and I thought it would be valuable to share my response with you, our valued shareholders.

At QHSLab, our mission is to empower independent physicians with innovative tools that improve patient care while creating new revenue opportunities for their practices. Our business model is straightforward, scalable, and highly profitable. Here’s how we generate revenue:

1.	Allergy Diagnostic Kits: We sell allergy test kits to physicians for ~$100 per test. If an average doctor performs 10 tests a month, this generates $1,000 per month, or $12,000 annually, for QHSLab.

2.	Immunotherapy Treatment Sales: Our immunotherapy solutions cost ~$500 per patient per year. If a physician prescribes these treatments to 20 patients, QHSLab earns an additional $10,000 annually per doctor.

3.	Integrated Service Program (Innovative Patient Centered Healthcare Technologies): These digital medicine tools and services range from $20 to $40 per patient. If a doctor uses them for 50 patients a month, QHSLab earns between $12,000 and $24,000 annually per practice.

4.	Clinical Study Revenue: QHSLab is leveraging partnerships and grant opportunities to drive additional revenue streams:

●	Global Consumer Health Grant: Securing funding to support innovative research and development initiatives tied to global healthcare needs.

●	South Dakota and NSF STTR Grant: Collaborating with South Dakota institutions to pursue National Science Foundation (NSF) Small Business Technology Transfer (STTR) grant funding in 2025. These grants will support clinical studies and product validation efforts, further enhancing QHSLab’s market positioning and revenue potential.

5.	Branded QHS Behavioral Healthcare Centers. Set to launch by Q2 2025, QHSLab is collaborating with local mental health providers through a co-branded licensing venture. This initiative aims to establish a seamless, continuous care delivery system for patients identified during routine primary care visits by the QHSLab platform as requiring specialized behavioral health interventions, ensuring timely and effective access to the support they need. License fees will be generated an reported separately in our quarterly filings.

Altogether, a single healthcare provider using our full suite of digital medicine tools and allergy products and services can easily generate $30-50k annually for QHSLab. When scaled across just 250-300 active physicians/providers, this translates to over $10 million in annual revenue for our company.

What’s even more compelling is our ability to achieve this revenue with gross profit margins of >65%, ensuring not only robust revenue growth but also compounding profitability.

Additionally, I recently had the opportunity to share more updates and insights in a video interview. I encourage you to watch the full discussion https://youtu.be/0wYl8Ds_3Ig to hear directly from me about the exciting progress we’re making and our vision for the future.

Also, please view Dr. Marcos Sanchez-Gonzales, VP of Medical and Scientific Affairs recent interview https://youtu.be/JegJ8Ktq6f4.

This simple yet powerful business model positions QHSLab to scale and create significant long-term value for our shareholders. It’s exciting to see interest in our company growing, and I remain confident that our innovative solutions will continue to drive positive results for patients, physicians, and investors alike.

As for the dialogue with potential investors, what follows is a summary of some of the points made during our discussions.

Acknowledging the Opportunity and the Challenges

Questions regarding QHSLab’s growth trajectory and why we haven’t scaled faster, given our seemingly straightforward business model, are valid and deserve a direct and transparent response.

QHSLab’s foundation is indeed built on a scalable and high-margin model that aligns with market needs and physician priorities. However, the past three years have presented significant challenges that have shaped our current position.

1. Development Timeline and Market Entry

The last three years have been a period of rigorous development and testing for QHSLab. Launching innovative medical devices and digital health tools involves navigating complex dynamic landscapes, ensuring clinical efficacy, and building trust with end-users—independent physicians and other healthcare providers.

●	Product-Market Acceptance Hurdles: As a company operating in the medical device and technology space, achieving strong product-market fit has been a process of iterative progress—two steps forward, one step back. Gaining the confidence of physicians and their patients requires building trust in our innovative solutions and demonstrating tangible value in clinical and operational settings. This deliberate and careful approach, while time-intensive, has been critical to ensuring widespread adoption, platform stability, long-term customer loyalty, and market credibility.

●	Clinical Validation: Ensuring our tools meet the clinical and operational needs of physicians required extensive pilot studies, feedback loops, and iterative improvements. This groundwork ensures we deliver reliable products that integrate seamlessly into medical practices.

2. Mercer Debt Overhang and Capital Constraints

One of the largest obstacles to faster growth has been the overhang from the Mercer convertible debt. While a necessity to support the Company’s foundation and Mercer’s patience. This financial burden has limited our ability to raise the capital to assertively invest in scaling operations, including expanding our sales team and enhancing market penetration. The Company has paid $215,000 out of cashflow this past seven months to Mercer’s debt.

●	Impact on Cash Flow: With no free cash during this period, we were forced to operate conservatively, focusing on steady development rather than rapid scaling. During this time, however, the company has adopted operational and management strategies that have improved efficiencies, positioning us for sustainable growth in the future.

●	Missed Opportunities: While our solutions were ready to capture more market share, the lack of available capital restricted our ability to engage more practices, invest in marketing, and onboard additional sales representatives.

3. Current Readiness and Path Forward

Despite these challenges, QHSLab is now in a stronger position to execute its growth strategy in 2025:

●	Products Ready for Scale: Past development work has provided a suite of proven, market-ready products, including allergy test kits, immunotherapy solutions, digital health assessments and services and the new clinical study grant opportunities. QHSLab allergy services and digital tools align with medical reimbursement frameworks (CPT codes) and offer predictable revenue streams for our medical practice clients.

●	Immediate Revenue Opportunities: We have identified and are actively targeting a medium-term addressable market of 250–300 ideal practices through our direct sales and marketing efforts. This market has the potential to generate $10 million in annual revenue, assuming full adoption of our offerings.

●	Capital Investment Impact: With the capital infusion sought, we plan to:

○	Eliminate the Mercer debt, freeing up resources for reinvestment.

○	Expand our sales force initially by five directed representatives, strategically located in high-potential regions (TX, GA, NY, and opportunistic additional sales and distribution channels during the normal course of business).

○	Accelerate our go-to-market activities for new digital services launching in January 2025.

4. Addressing the Elephant in the Room We recognize that the pace of growth over the past three years has been slower than ideal. This is a direct result of prioritizing sustainable product development, overcoming product-market hurdles in changing the behavior of our target customer—the independent medical practice—and operating without the benefit of positive cash flow or significant external funding. However, during this time, we have added significant value by building a robust network of practices actively using our services, laying a strong foundation for future growth and scalability.

Now, with the foundation firmly established, QHSLab is positioned to shift gears:

●	The next phase is about execution. The groundwork has been laid, and the barriers that previously slowed us down—product readiness, product-market fit, and financial overhang—are being addressed.

●	This is a pivot point. With the right capital and structure, we can grow faster, execute on our 2025 roadmap, and capitalize on the significant market opportunity at hand.

Thank you for your continued support as we work toward a stronger, healthier future for everyone.

Warm regards,

Troy Grogan
President & CEO
QHSLab, Inc.

Final Thoughts

Your skepticism is understood and appreciated, as it reflects the diligence investors apply to every investment. We invite you to continue this dialogue and consider the opportunity. Together, we can enable QHSLab to achieve the scale and impact its innovative solutions are designed for.

Forward-Looking Statements

Certain matters discussed above are ‘forward-looking statements’ intended to qualify for safe harbor from liability pursuant to the Private Securities Litigation Reform Act of 1995. Statements regarding industry trends, future revenues and products, and potential future results are forward-looking statements which are subject to numerous risks and uncertainties not within the Company’s control and actual results could be materially different from those expressed in or implied above. We recommend that you review our filings with the Securities and Exchange Commission for more detailed information regarding our Company.